EXHIBIT 99.1

HOLLYWOOD MEDIA CORP. REPORTS IMPROVED 2009 FOURTH QUARTER RESULTS

BOCA RATON, Fla., March 17, 2010 – Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of online ticketing services and entertainment-related offerings, today reported financial results for the fourth quarter and year ended December 31, 2009.  Results reflect the divestment of the Company’s Hollywood.com business in August 2008, which has been accounted for as discontinued operations. As announced on December 29, 2009, the Company has reached a definitive agreement to sell its Broadway Ticketing business subject to the approval of Hollywood Media’s shareholders as well as the satisfaction or waiver of certain other closing conditions set forth in the definitive agreement.

For the 2009 fourth quarter, Hollywood Media reported a 3% increase in net revenues to $30.0 million versus $29.0 million for the same period in 2008.  Broadway Ticketing revenue, which represented 96% of total Company revenue, increased 4% for the period over the 2008 fourth quarter.

Loss from continuing operations for the 2009 fourth quarter was $0.6 million, or $0.02 per share, compared to a loss of $6.3 million, or $0.20 per share, in the prior-year period which included a $3.5 million impairment charge.  For the full year, the Company reported a loss from continuing operations of $6.2 million, or $0.20 per share, which includes a 2009 second quarter $5.0 million impairment charge in the Ad Sales Division.  This compares to a 2008 loss from continuing operations of $10.5 million, or $0.33 per share, which included the $3.5 million impairment charge.

Net loss for the 2009 fourth quarter was $0.4 million, or $0.02 per share, versus a net loss for the 2008 fourth quarter of $6.6 million, or $0.21 per share, which included the $3.5 million impairment charge as well as a loss from discontinued operations of $0.4 million.   For the full year 2009, net loss was $5.6 million, or $0.18 per share, which includes the $5.0 million impairment charge as well as offsetting gains of $0.7 million from an earn-out from discontinued operations.  This compares to a net loss in the full year 2008 of $16.9 million, or $0.53 per share, which included the $3.5 million impairment charge as well as a loss from discontinued operations of $6.3 million.

EBITDA* in the 2009 fourth quarter for the Company as a whole was nearly break-even at a loss of $0.1 million, as compared to an EBITDA loss of $5.6 million in the prior-year period, which included the $3.5 million impairment charge. EBITDA for the full year 2009 was a loss of $4.8 million, which includes the $5.0 million impairment charge, compared to an EBITDA loss of $8.8 million for the full 2008 year, which included the $3.5 million impairment charge.  Broadway Ticketing EBITDA totaled $1.9 million in the 2009 fourth quarter and $5.5 million for the full year 2009, as compared to $0.4 million and $3.4 million for the fourth quarter and full year 2008, respectively.  The Company realized a year-over-year decline in operating costs and expenses of 13% in the 2009 fourth quarter versus the prior year and a 17% decline for the 2009 full year.

Cash flow provided by operating activities from continuing operations during the fourth quarter 2009 was $2.0 million and for the full year 2009 cash flow provided by operating activities from continuing operations was $0.1 million.  This compares to cash provided by operating activities from continuing operations of $1.1 million for the fourth quarter 2008 and cash used in operating activities from continuing operations of $4.5 million for the full year 2008.

Mitchell Rubenstein, CEO of Hollywood Media, commented, “We generated solid gains in our Broadway Ticketing operations as a result of increased demand coupled with expense reductions.  We remain well-capitalized with a strengthened cash position and no debt.  Finally, MovieTickets.com, in which we own a 26.2% interest, continues to benefit from strong movie theater attendance and started 2010 on a positive note with revenues up 50% for the month of January compared to the prior-year period.”

Cash and cash equivalents increased to $11.8 million at December 31, 2009 from $9.8 million at September 30, 2009 due to an increase in operating cash flow.  The Company also has approximately $1.2 million in its restricted cash balance.

Teleconference Information

Management will host a teleconference to discuss the Company’s 2009 fourth quarter and year-end financial results. The conference call is scheduled for Wednesday, March 17, 2010 at 4:30 p.m. Eastern Time.  To access the teleconference, please dial 877-407-8293 (U.S.) or 201-689-8349 (international) approximately 10 minutes prior to the start of the call.  The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s website, http://www.hollywoodmedia.com/conference_calls.htm.

If you are unable to listen to the live teleconference, a replay will be available through March 24, 2010, and can be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international).  Callers will be prompted for replay account number 342# followed by conference ID number 347099#.   An archived version of the webcast will also be available on the investor relations section of Hollywood Media’s website at http://www.hollywoodmedia.com.

About Hollywood Media Corp.
Hollywood Media is comprised primarily of Internet businesses focused on online ticketing, which include Broadway.com and Hollywood Media’s minority interest in MovieTickets.com. Hollywood Media also owns the UK-based CinemasOnline and its Intellectual Property division.

*Note on EBITDA
EBITDA is a non-GAAP financial measures.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, if any; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally.

Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth, our ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other online ticketing services and other competitors, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2008 and, when filed, our Form 10-K for 2009. Such forward-looking statements speak only as of the date on which they are made.

Attached are the following financial tables:

    CONDENSED CONSOLIDATED BALANCE SHEETS
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION

Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@hollywoodmedia.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2009	2008

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,764,810	$12,685,946
Receivables, net	897,503	1,433,797
Inventories held for sale	3,735,691	4,491,841
Deferred ticket costs	10,985,160	12,085,237
Prepaid expenses	1,896,237	1,418,563
Other receivables	1,125,263	1,287,752
Other current assets	436,675	99,945
Related party receivable	335,245	143,464
Restricted cash	1,221,000	2,600,000
Total current assets	32,397,584	36,246,545

PROPERTY AND EQUIPMENT, net	4,369,085	4,649,202
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	230,097	132,800
INTANGIBLE ASSETS, net	390,818	682,896
GOODWILL	20,197,513	25,154,292
OTHER ASSETS	21,082	73,126
TOTAL ASSETS	$57,606,179	$66,938,861

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,632,351	$1,329,949
Accrued expenses and other	3,074,549	3,708,652
Deferred revenue	14,012,178	15,196,455
Gift certificate liability	3,794,899	3,434,359
Customer deposits	948,273	831,838
Current portion of capital lease obligations	123,061	203,579
Current portion of notes payable	37,454	43,147
Related party payable	-	2,622,438
Total current liabilities	23,622,765	27,370,417

DEFERRED REVENUE	309,190	401,309
CAPITAL LEASE OBLIGATIONS, less current portion	75,830	203,901
OTHER DEFERRED LIABILITY	1,105,553	1,168,096
NOTES PAYABLE, less current portion	2,432	36,258

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; 31,037,656 and 30,883,913 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	310,377	308,839
Additional paid-in capital	309,480,331	309,100,760
Accumulated deficit	(277,315,848)	(271,695,431)
Total Hollywood Media Corp shareholders' equity	32,474,860	37,714,168
Non-controlling interest	15,549	44,712
Total shareholders' equity	32,490,409	37,758,880
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$57,606,179	$66,938,861

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	TWELVE MONTHS ENDED December 31,		THREE MONTHS ENDED December 31,
	2009	2008	2009	2008
			(Unaudited)	(Unaudited)

NET REVENUES
Ticketing	$98,860,362	$110,918,969	$28,880,944	$27,874,572
Other	4,518,548	6,138,962	1,077,148	1,143,593
	103,378,910	117,057,931	29,958,092	29,018,165

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	81,014,536	92,882,066	23,245,966	23,466,004
Editorial, production, development and technology	2,569,354	3,323,546	625,144	638,488
Selling, general and administrative	10,827,719	13,932,852	3,255,237	3,834,843
Payroll and benefits	10,574,375	13,284,857	3,172,227	3,035,167
Impairment loss	-	3,524,697	-	3,524,697
Depreciation and amortization	1,590,598	2,224,831	406,411	773,472

Total operating costs and expenses	106,576,582	129,172,849	30,704,985	35,272,671

Loss from operations	(3,197,672)	(12,114,918)	(746,893)	(6,254,506)

EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES
Equity in earnings (losses) of unconsolidated investees	2,006,498	1,160,623	93,592	(151,999)
Impairment loss	(5,000,000)	-	-	-

Total equity in earnings (losses) of unconsolidated investees	(2,993,502)	1,160,623	93,592	(151,999)

OTHER INCOME (EXPENSE)
Interest, net	28,922	425,251	10,208	33,147
Other, net	(75,146)	44,958	80,923	85,231

Loss from continuing operations	(6,237,398)	(10,484,086)	(562,170)	(6,288,127)

Gain (loss) on sale of discontinued operations, net of income taxes	614,572	(4,655,122)	142,085	-
Loss from discontinued operations	-	(1,635,750)	-	(351,405)
Income (loss) from discontinued operations	614,572	(6,290,872)	142,085	(351,405)

Net loss	(5,622,826)	(16,774,958)	(420,085)	(6,639,532)

NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	2,409	(81,365)	35,230	16,208

Net loss attributable to Hollywood Media Corp	$(5,620,417)	$(16,856,323)	$(384,855)	$(6,623,324)

Basic and diluted income (loss) per common share
Continuing operations	$(0.20)	$(0.33)	$(0.02)	$(0.20)
Discontinued operations	0.02	(0.20)	0.00	(0.01)
Total basic and diluted net loss per share	$(0.18)	$(0.53)	$(0.02)	$(0.21)

Weighted average common and common equivalent shares outstanding - basic and diluted	30,584,902	31,793,853	30,642,730	31,263,293

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation

For the Year Ended December 31, 2009
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)(3)	Properties	Other (2)	Total

Net Revenues	$98,860,362	$3,391,714	$1,126,834	$-	$103,378,910

Operating Income (Loss)	4,809,588	(355,892)	(4,816)	(7,646,552)	(3,197,672)

Net Income (Loss)	4,699,144	(5,332,248)	(4,845)	(5,597,040)	(6,234,989)

Add back (Income) Expense:

Interest, net	(12,761)	7,476	(549)	(23,088)	(28,922)
Taxes	1,929	(68,711)	-	(14,575)	(81,357)
Depreciation and Amortization	846,603	354,932	299	388,764	1,590,598

EBITDA Income (Loss)	$5,534,915	$(5,038,551)	$(5,095)	$(5,245,939)	$(4,754,670)

For the Year Ended December 31, 2008
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$110,918,969	$4,830,760	$1,308,202	$-	$117,057,931

Operating Income (Loss)	2,533,682	(3,977,171)	(71,372)	(10,600,057)	(12,114,918)

Net Income (Loss)	2,600,393	(3,884,198)	(307,923)	(8,973,723)	(10,565,451)

Add back (Income) Expense:

Interest, net	(65,451)	11,652	(4,521)	(366,931)	(425,251)
Taxes	-	(59,553)	7	60,499	953
Depreciation and Amortization	876,049	901,351	150	447,281	2,224,831

EBITDA Income (Loss)	$3,410,991	$(3,030,748)	$(312,287)	$(8,832,874)	$(8,764,918)

For the Three Months Ended December 31, 2009
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$28,880,944	$881,456	$195,692	$-	$29,958,092

Operating Income (Loss)	1,622,995	(109,455)	(71,838)	(2,188,595)	(746,893)

Net Income (Loss)	1,696,995	(98,297)	(38,265)	(2,087,373)	(526,940)

Add back (Income) Expense:

Interest	(2,669)	1,951	(34)	(9,456)	(10,208)
Taxes	-	(16,916)	-	-	(16,916)
Depreciation and Amortization	229,098	83,363	74	93,876	406,411

EBITDA Income (Loss)	$1,923,424	$(29,899)	$(38,225)	$(2,002,953)	$(147,653)

For the Three Months Ended December 31, 2008
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$27,874,572	$871,456	$272,137	$-	$29,018,165

Operating Income (Loss)	195,119	(3,660,118)	(282,472)	(2,507,035)	(6,254,506)

Net Income (Loss)	203,848	(3,588,388)	(416,981)	(2,470,398)	(6,271,919)

Add back (Income) Expense:

Interest	829	1,787	(1,282)	(34,481)	(33,147)
Taxes	-	(42,135)	-	690	(41,445)
Depreciation and Amortization	218,754	437,472	75	117,171	773,472

EBITDA Income (Loss)	$423,431	$(3,191,264)	$(418,188)	$(2,387,018)	$(5,573,039)

(1) The Ad Sales segment includes other advertising sales by CinemasOnline.
(2) The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as legal fees, audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting. Also includes Discontinued Operations financial information.
(3) The Ad Sales segment includes a $5.0 million non-cash impairment loss to MovieTickets.com.